Exhibit 99.1

PRESS RELEASE

Company Contact:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Receives NASDAQ Notice Relating to Minimum Bid Price

AUSTIN, Texas, March 8, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS) today announced that on March 2, 2016, Crossroads Systems, Inc. (the “Company”) received written notice from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2).

In accordance with Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until August 29, 2016, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period.

If the Company is not in compliance by August 29, 2016, the Company may be eligible for a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the minimum bid price requirement. In addition, the Company would be required to notify NASDAQ of its intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split.

If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by NASDAQ, NASDAQ will provide notice that the Company’s common stock will be subject to delisting.

The Company is currently reviewing its options to regain compliance with the NASDAQ Listing Rules, but no decisions have been made at this time.

About Crossroads Systems
Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems’ ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form 10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the Company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.